AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 24th day of March, 2017, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the "Trust") to change the name of the Institutional Class of shares to R5 Class of shares for the following four (4) series of the Trust (“R5 Class Name Change”):

•Ginnie Mae Fund
•Government Bond Fund
•Inflation-Adjusted Bond Fund
•Short-Term Government Fund;

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a new I Class of shares for the following four (4) series of the Trust (“New I Class of Shares”):

•Ginnie Mae Fund
•Government Bond Fund
•Inflation-Adjusted Bond Fund
•Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a new Y Class of shares for the following one (1) series of the Trust (“New Y Class of Shares”):

•Inflation-Adjusted Bond Fund.

NOW, THEREFORE, BE IT RESOLVED, that the R5 Class Name Change, the New I Class of Shares, and the New Y Class of Shares are hereby approved, effective April 10, 2017; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the R5 Class Name Change, the New I Class of Shares, and the New Y Class of Shares by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government Income Trust

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Casscells                    /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L.A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                    /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century Government Income Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                            Class            Date of Establishment

Capital Preservation Fund                Investor        03/16/1997

Government Bond Fund                Investor        09/08/1992
(formerly Long-Term Treasury Fund)        R5 Class        03/01/2010**
A Class        08/01/1997*
C Class        03/01/2010
R Class        03/01/2010
I Class            04/10/2017

Short-Term Government Fund            Investor        09/03/1991
R5 Class        03/01/2010**
A Class        08/01/1997*
C Class        03/01/2010
R Class        03/01/2010
I Class            04/10/2017

Ginnie Mae Fund                    Investor        09/23/1985
(formerly GNMA Fund)                 R5 Class        07/27/2007**
A Class        08/01/1997*
C Class        03/01/2010
R Class        07/27/2007
I Class            04/10/2017

Inflation-Adjusted Bond Fund            Investor        02/16/1996
(formerly Inflation-Adjusted Treasury Fund)        R5 Class        03/01/2002**
A Class        08/01/1997*
C Class        03/01/2010
R Class        03/01/2010
I Class            04/10/2017
Y Class        04/10/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Advisor Class; name changed to A on March 1, 2010.
**Formerly Institutional Class; name changed to R5 Class on April 10, 2017